UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 23, 2019

TIDEWATER INC.

(Exact name of registrant as specified in its charter)

Delaware	1-6311	72-0487776
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6002 Rogerdale Road, Suite 600 Houston, Texas		77072
(Address of principal executive offices)		(Zip Code)

(713) 470-5300

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.001 par value per share	TDW	New York Stock Exchange
Series A Warrants to purchase shares of common stock	TDW.WS.A	New York Stock Exchange
Series B Warrants to purchase shares of common stock	TDW.WS.B	New York Stock Exchange
Warrants to purchase shares of common stock	TDW.WS	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c), (e)    On September 24, 2019, Tidewater Inc. (the “Company”), in support of its efforts to reduce overall general and administrative expense, reached an agreement with each of Jeffrey A. Gorski, Executive Vice President and Chief Operating Officer, and Bruce D. Lundstrom, Executive Vice President, General Counsel, and Corporate Secretary (the “Named Executives”), for the Named Executive to step down from all positions with the Company effective September 30, 2019 (the “Effective Date”).

The Company has eliminated the Chief Operating Officer position and has appointed Daniel Hudson to succeed Mr. Lundstrom as the Company’s General Counsel. Mr. Hudson, who has served as Assistant General Counsel of the Company since August 1, 2018, has been employed with the Company since July 2006 in various legal roles of increasing responsibility both domestically and internationally.

To ensure an orderly transition, each of the Named Executives has agreed to consult with the Company from the Effective Date through December 31, 2019, as provided in a separation and consulting agreement between the Named Executive and the Company (each, a “Separation Agreement”). For these services, the Named Executive will be entitled to receive a payment of $20,000 for consulting during the month of October and $10,000 for consulting during the month of November. The Company may elect to extend the term of the consulting arrangement for a third month (through December 31, 2019) for an additional fee of $10,000 by giving the Named Executive written notice of the extension no later than November 15, 2019. Among certain other benefits as provided in the Separation Agreement, each Named Executive will be eligible to receive a pro-rata short-term incentive bonus for fiscal 2019 based on actual performance during the fiscal year. Any such bonus will be paid in the first quarter of fiscal year 2020, when annual bonuses are paid to officers of the Company.

The Company has determined that each Named Executive is entitled to receive certain previously-disclosed payments and benefits due to him upon a termination of employment without cause, including acceleration of all unvested time-based restricted stock units granted to him under an incentive agreement dated August 18, 2017, a copy of which has been previously filed with the SEC (the “Emergence Grant Agreement”). As reaffirmed in the Separation Agreement, the Emergence Grant Agreement requires the Named Executive to comply with certain restrictive covenants following his termination of employment, including an agreement to not disclose confidential information, and non-competition and non-solicitation agreements that apply for a certain period of time following the Effective Date (one and two years, respectively). In addition, the Separation Agreement includes a customary release and waiver of claims by the Named Executive.

The foregoing description of the Separation Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the form of Separation Agreement, a copy of which is attached to, and is incorporated by reference into, this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit No.	Description

10.1	Form of Separation and Consulting Agreement between Tidewater Inc. and certain officers, dated September 23, 2019.

99.1	Press Release dated September 26, 2019.

EX-104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TIDEWATER INC.

By:	/s/ Quintin V. Kneen
Quintin V. Kneen
President, CEO, CFO, and Director

Date: September 26, 2019

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